EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions “Cyclacel Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Experts” and to the use of our report dated January 23, 2006, with respect to the financial statements of Cyclacel Limited included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-131225) and related Proxy Statement / Prospectus of Xcyte Therapies, Inc. for the registration of 87,654,203 shares of its common stock.

/s/    ERNST & YOUNG LLP

London, England

February 3, 2006